UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 17, 2025

Westlake Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard,	Suite 600
Houston,	Texas	77056
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.05. Costs Associated with Exit or Disposal Activities
As previously disclosed, in July 2024, Westlake Corporation (the "Company") approved a plan to mothball the allyl chloride ("AC") and epichlorohydrin ("ECH") units at the Company's site in Pernis, the Netherlands. The Company has continued to operate the liquid epoxy resin ("LER") and bisphenol A ("BPA") units at the Pernis facility.
In light of the continued deterioration of the Company's business in Europe, on June 13, 2025, the Company initiated consultations with local works councils regarding the anticipated cessation of operations of the entire Pernis facility (including the AC, ECH, LER and BPA units) in 2025. In connection therewith, the Company plans to continue supplying customers from its LER and BPA production capacity at its Deer Park, Texas facility.
On June 17, 2025, the Company notified the affected employees at the Pernis facility of the Company's plan. The anticipated closure of the entire Pernis facility would take place after the conclusion of the consultations with local works councils and unions. In addition to the previous charges related to the July 2024 mothballing, the Company expects it would incur total pre-tax costs of approximately EUR 190 million related to the closure of the Pernis facility. A closure of the facility is expected to result in an additional workforce reduction of approximately 230 employees. The expected costs related to closing the entire facility would consist of employee severance and separation costs of approximately EUR 30 million and charges for environmental remediation and other plant shut down costs of approximately EUR 160 million.
The Company expects to recognize a charge for substantially all of these costs during the second quarter of 2025, although cash outflows are expected over several years after the anticipated closure is complete.
Given that the Company is in the early stages of the process, the amount and timing of some of these expected costs are uncertain. The Company will amend this Current Report on Form 8-K or disclose in another periodic filing with the Securities and Exchange Commission ("SEC"), if appropriate, the amount of any material impairment charges or costs, once they are determinable.
Forward-Looking Statements
The statements in this Current Report on Form 8-K that are not historical facts, including statements regarding the timing of the anticipated cessation of operations of the remaining units at the Pernis facility, the estimated pre-tax costs and expected cash outflows associated with a closure of the Pernis facility and other effects of an anticipated closure, are forward-looking statements within the meaning of the U.S. securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially, based on factors including, but not limited to, the ultimate cost of a closure of the Pernis facility, the outcome of consultations with works councils, unions and government authorities and other risks and uncertainties. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 2, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION
Date:	June 17, 2025	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Legal and External Affairs